                                                           EXHIBIT 23(a)


                      INDEPENDENT AUDITORS' CONSENT
                      -----------------------------

The Board of Directors
MRL, Inc.:

We consent to incorporation by reference in the registration statement number 2-77392 on Form S-8 of MRL, Inc., of our report dated April 12, 1996, relating to the balance sheets of MRL, Inc. as of January 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows and related schedule for each of the years in the three-year period ended January 31, 1996, which report appears in the January 31, 1996 Form 10-K of MRL, Inc.

Our report dated April 12, 1996, contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

/s/ KPMG Peat Marwick LLP



St. Louis, Missouri
April 30, 1996

                                    -41-